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                                                                     EXHIBIT 4.3

                             AMKOR TECHNOLOGY, INC.

                          STOCKHOLDER RIGHTS AGREEMENT


        This Stockholder Rights Agreement (this "Agreement") is made as of this 18th day of April, 2000, by and among Amkor Technology, Inc., a Delaware corporation (the "Company"), and the purchasers of the Company's Common Stock (the "Common Stock") pursuant to that certain Amended and Restated Stock Purchase Agreement dated as of April 14, 2000 between the Company and such purchasers in one or more closings (the "Purchasers") (the "Purchase Agreement"). Purchasers who execute a counterpart signature page to this Agreement after the date hereof shall become parties to this agreement without further action by the other parties hereto.

        WHEREAS, the Company and the Purchasers entered into the Purchase Agreement pursuant to which the Company agreed to grant to the Purchasers certain rights upon the terms hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual obligations and promises contained in this Agreement and other sufficient consideration deemed received, the parties hereto agree as follows:

                                    Agreement

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               "Affiliate" shall mean any affiliate (as that term is defined in Rule 405 promulgated by the Commission under the Securities Act) and, without limitation, as respects a Holder of Registrable Securities, shall include any investment fund that is managed by or under common management with such Holder.

               "Commission" shall mean the Securities and Exchange Commission or any successor agency.

               "Registrable Securities" shall mean (i) shares of the Company's Common Stock issued in connection with the Purchase Agreement; (ii) shares of Common Stock issued or issuable upon the exercise of the Warrants issued pursuant to the Purchase Agreement (the "Warrants"); and (iii) shares of the Common Stock or other securities issued or issuable with respect to, or in exchange for or in replacement of shares of the Common Stock and Warrants or other securities convertible into or exercisable for the Common Stock and Warrants upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that any shares described in clauses (i)-(iii) above which have been resold to the public or, except for purposes of Section 19 herein, can be sold pursuant to Rule 144 of the Securities Act (as defined below) shall cease to be Registrable Securities.
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               "Holder" shall mean each Purchaser and any transferee of
Registrable Securities who, pursuant to Section 15 below, is entitled to registration rights hereunder.

               "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof (or any similar legend).

               The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), the declaration or ordering of the effectiveness of such registration statement and the absence of a stop order suspending the effectiveness of such registration statement.

               "Registration Expenses" shall mean all expenses incidental to the Company's performance of its obligations under this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, accounting fees of the Company, and the expense of any special audits incident to or required by any such registration.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

        2. Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such Holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

        3. Restrictive Legend. Each certificate representing (i) the Common Stock, and (ii) any other securities issued in respect of the Common Stock issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. IN ADDITION, THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDER RIGHTS AGREEMENT BY AND AMONG THE CORPORATION, THE ORIGINAL OWNER OF THESE SHARES AND CERTAIN OTHER HOLDERS OF THE CORPORATION'S SHARES. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN


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        REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE
        SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

        4. Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by a Purchaser to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an affiliated fund or partnership, (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

        5. Request for Registration. At any time after the one year anniversary of the First Closing Date (as defined in the Purchase Agreement), each of (i) the AIG Funds listed on Exhibit A (acting as a group), (ii) Bellwether Investment Pte Ltd, (iii) the Gilbert Global Funds listed on Exhibit A (acting as a group) and (iv) Far East Investments Limited shall have the right, severally, to request in writing that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of shares of Registrable Securities, provided that the reasonably anticipated aggregate price to the public of such offering would exceed $50,000,000. Upon receipt of such request, and subject to the condition that the Company is a registrant entitled to use Form S-3 to register securities for such an offering, the Company will promptly give written notice of the request for the proposed registration to all other Holders and include all Registrable Securities or other shares of Common Stock of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company. Notwithstanding the foregoing, the Company may, upon written notice to all the Holders, postpone having the registration statement declared effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole.


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               Notwithstanding the foregoing provisions of this Section 5, the
Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

                             (A) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                             (B) After the Company has effected four such
registrations pursuant to this Section 5, such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

                             (C) Within nine months following the effective date
of a registration statement previously filed by the Company pursuant to this
Section 5; or

                             (D) After the 6 year anniversary of the First
Closing Date (as defined in the Purchase Agreement)

        The Company shall not include any securities that are not Registrable Securities in any registration statement filed with the Commission pursuant to a demand made under this Section 5 without the prior written consent of the holders of a majority of the Registrable Securities covered by such registration statement.

        6. Company Registration.

               (a) Notice of Registration. If, at any time prior to the six year anniversary of the First Closing Date (as defined in the Purchase Agreement) the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective requested registration rights, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction pursuant to Rule 145 of the Securities Act, (iii) a registration statement on Form S-4, (iv) any registration statement filed solely to register debt securities or convertible debt securities or (v) a registration on Form S-3 solely for the purpose of registering shares issued in a non-underwritten offering in connection with a merger, combination or acquisition, the Company will:

                      (i)promptly give to each Holder written notice thereof;
and

                      (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities or other shares of Common Stock specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by any Holder or Holders.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i). In such event, the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such


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underwriting to the extent provided herein. The Company shall (together with all
Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the managing underwriter for the offering determines that the success of the offering requires a limitation of the number of shares to be underwritten, the managing underwriter for the offering Company may limit the number of Registrable Securities and other securities to be distributed through such underwriting.

        If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the Company), then the Company may offer to all Holders who have included Registrable Securities in the registration the right on a pro rata basis to include additional Registrable Securities in the offering in an aggregate amount not to exceed the amount of Registrable Securities withdrawn.

               (c) In all registered public offerings, whether underwritten or not, the amount of Registrable Securities of Holders which are included in such registration, in accordance with Section 6(a)(ii) above, shall be allocated to the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice given pursuant to this Section 6.

        7. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 5 or Section 6 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

        8. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will use its best efforts to:

               (a) Prepare and file with the Commission a registration statement with respect to such securities within 90 days, cause such registration statement to become effective within 180 days and remain effective for at least 120 days, or, in the case of a Company registration, until the distribution described in the registration statement has been completed;

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish to the Holders participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the


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registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) Cause such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on each automated quotation system on which similar securities issued by the Company are then quoted; and

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        9. Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate (i) as to all Holders on the six year anniversary of the First Closing Date (as defined in the Purchase Agreement) anniversary of the date hereof and (ii) as to any Holder, at such time as the Registrable Securities held by such Holder represents 1% or less of the outstanding Common Stock of the Company and as (A) such Holder is able to sell all Registrable Securities held by it under Rule 144 within a three month period or (B) such Holder is able to sell all Registrable Securities held by it pursuant to Rule 144(k) promulgated under the Securities Act.

        10. Lock-Up Agreement. In consideration for the Company agreeing to its obligations under this Agreement each Holder of Registrable Securities agrees not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any Registrable Securities, any options or warrants to purchase any Registrable Securities or any securities convertible into or exchangeable for Registrable Securities, or otherwise dispose of any Registrable Securities or other securities of the Company, except to Affiliates, to any investment fund that is managed by, or under common management with, such Holder, to any general or limited partner of such Holder and to other Holders, in each case provided that the transferee executes and delivers to


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the Company the Adoption Agreement attached as Exhibit A, without the prior written consent of the Company until the one year anniversary of the First Closing Date (as defined in the Purchase Agreement). Notwithstanding the foregoing, if (i) a transferee is a limited partner of either of a Holder or an Affiliate of such Holder, and (ii) the transferee receives fewer than 100,000 shares of capital stock of the Company (in one or more transactions with, or distributions from, the Holder or the Affiliate of such Holder), then such transferee shall not be required to execute the Adoption Agreement to be bound by the obligations of the transferor pursuant to this Agreement. In addition, each Holder of Registrable Securities agrees at all times not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or other securities of the Company, except, subject to the Company's right of first refusal (as set forth in Section 18):

               (a) pursuant to a bona fide public offering registered under the Securities Act;

               (b) pursuant to Rule 144 under the Securities Act;

               (c) in other transactions so long as such transactions do not result in any single person or group owning 5% or more of the outstanding total voting power of the Company and provided that no investor may transfer shares to any competitor of the Company (as determined by the Company in its reasonable discretion);

               (d) sales into any tender or exchange offer (A) which is made by or on behalf of the Company; (B) which is made by another person or group and is not opposed by the Board of Directors of the Company; or (C) which is made by another person or group and which would result in such person or group owning more than fifty percent (50%) of the total outstanding voting power of the Company;

               (e) to a wholly-owned subsidiary, to an Affiliate of such Holder, to an investment fund that is managed by, or under common management with, such Holder and/or to any general or limited partner, in each case provided that the transferee executes and delivers to the Company the Adoption Agreement attached as Exhibit A; provided, however, that if (i) a transferee is a limited partner of either of a Holder or an Affiliate of such Holder, and (ii) the transferee receives fewer than 100,000 shares of capital stock of the Company (in one or more transactions with, or distributions from, the Holder or the Affiliate of such Holder), then such transferee shall not be required to execute the Adoption Agreement to be bound by the obligations of the transferor pursuant to this Agreement; or

               (f) pursuant to a bona fide pledge of such shares to an institutional lender to secure a loan, guarantee or other financial support, provided that such lender agrees to hold such stock subject to all provisions of this Agreement and any sale or disposition by such lender of such pledged stock shall be subject to the limitations of this Section 10;

               (g) in the event of a merger or consolidation in which the Company is acquired by another corporation, or pursuant to a plan of liquidation of the Company; or

               (h) any public distribution (including any Rule 144 sale), provided that, in cases other than public distributions underwritten by an underwriter selected by the Company, no single


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Holder (other than an underwriter) is known to be acquiring more than five percent (5%) of the outstanding Company shares in such distribution.

        In addition to the foregoing restrictions, each Holder agrees that it will not nor will it permit any of its affiliates to sell or transfer any of the shares of the Company to a person or entity which as of the date of such transfer, is engaged in or has publicly announced its intention to enter into the business of semiconductor packaging and/or test services. Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 10. For purposes of this Section 10, an acquisition or merger of an Holder by or into another entity, in which such entity following the acquisition or merger owns at least a majority of the outstanding capital stock of such Holder, shall not be deemed a transfer or sale of the Registrable Securities of the Company held by such Holder.

        11. Public Offering Standoff. Each Holder agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any Registrable Securities, any options or warrants to purchase any Registrable Securities or any securities convertible into or exchangeable for Registrable Securities (except in all cases for Registrable Securities that are included in the registration and except for transfers among Affiliates, to one or more investment funds that are managed by, or under common management with, such Holder, and transfers to other Holders, in each case provided that the transferee has executed an agreement to be bound by the obligations of the transferor pursuant to this Agreement) without the prior written consent of the Company and such managing underwriters for such period of time, not to exceed 180 days, as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters, provided that the Company's directors, officers and 5% stockholders agree to the same limitations. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. If the Holders are not permitted to sell securities pursuant to this Section 11 in connection with any registration requested by the Holders pursuant to Section 5, then such registration shall not count against the number of registrations that the Holders may request pursuant to Section 5.

        12. Indemnification.

               (a) The Company will indemnify each Holder, each of its officers, directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse each such


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Holder, each of its officers, directors, and each person controlling such
Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company in writing for inclusion in a registration statement by such Holder.

               (b) Each Holder will, on a several but not joint basis, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in writing for inclusion in a registration statement by such Holder; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

               (c) Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense; provided, however, that the Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such


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failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) of this Section 12 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation (even if the Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 12(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and any underwriters, selling agents or other securities professionals in this Section 12(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

        13. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

        14. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;


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               (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended; and

               (c) Furnish to Holders of Registrable Securities forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

        15. Transfer of Registration Rights. The right to cause the Company to register securities granted hereunder may be assigned to a transferee or assignee who acquires at least 1,000,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations or similar events), provided that the Company is given written notice of such assignment prior to such assignment. In addition, rights to cause the Company to register securities may be freely assigned to any Affiliate, or to one or more investment funds that are managed by, or under common management with, such Holder. Notwithstanding the foregoing, Far East Investments, Ltd. or any Affiliate thereof ("Far East Investments") may transfer the right to cause the Company to register securities to a transferee or assignee who acquires at least 400,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations or similar events) from Far East Investments.

        16. Company Covenants. The Company hereby covenants and agrees as follows:

               (a) Annual and Quarterly Financial Information. The Company will send to each Purchaser for so long as such Purchaser is a holder of at least 1,000,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations or similar events) all quarterly and annual reports filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, as soon as practicable after each such report is filed.

               (b) Termination of Covenants. Notwithstanding anything to the contrary set forth herein, the covenants set forth in this Section 16 shall terminate and be of no further force or effect with respect to any Purchaser at such time that such Purchaser holds less than 1,000,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations or similar events).

        17. Rights of First Refusal in New Issuances of Company Securities. Until the 5 year anniversary of the First Closing Date (as defined in the Purchase Agreement), the Company hereby grants to each Purchaser who holds at least 750,000 (or in the case of Far East Investments or a transferee or assignee thereof, at least 400,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations or similar events) the right of first refusal to purchase its pro rata share of "New Securities" (as defined in this Section 17) that the Company may, from time to time propose to sell and issue. Such pro rata share, for purposes of this right of first refusal, is the ratio of (X) the number of shares of Common Stock immediately prior to the issuances of New Securities then owned by such Purchaser (including shares issuable upon exercise of options or warrants held by such Purchaser), to
(Y) the total number of shares of Common Stock immediately prior to the issuances of New Securities then outstanding, after giving effect to the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants. This right of first refusal shall be subject to the following provisions:

               (a) "New Securities" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are convertible or exercisable for or into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                      (i) the Common Stock issued to the Purchasers pursuant to the Purchase Agreement or any agreement or commitment to issue any of the foregoing;

                      (ii) the Warrants issued to the Purchasers pursuant to the Purchase Agreement and shares of Common Stock issuable upon exercise of the Warrants;

                      (iii) shares of Common Stock, or options to purchase shares of Common Stock (including all options granted by the Company prior to the date of this Agreement), issued or granted to officers, directors and employees of, or consultants to, the Company pursuant to a stock grant, employee restricted stock purchase agreement, option plan or purchase plan or other stock incentive program (collectively, the "Plans");

                      (iv) securities of the Company offered to the public pursuant to a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act, if the rights of the Purchasers pursuant to this Section 17 would, in the reasonable opinion of legal counsel to the Company, cause the Company to violate applicable rules and regulations promulgated under the Securities Act;

                      (v) securities of the Company issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such other corporation;

                      (vi) securities of the Company issued in connection with equipment lease financing transactions, real estate leases or bank financing transactions the principal purpose of which is not to raise equity funding;

                      (vii) securities issued to corporate partners or in connection with other strategic alliances if the Board of Directors agrees that such transaction should be excluded from operation of this Section 17;

                      (viii) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; and

                      (ix) debt securities issued on a private placement basis or with an intent for them to be available for resale under Rule 144A of the Securities Act.

               (b) In the event that Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have ten (10) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein (i) the quantity of New Securities to be purchased and (ii) the maximum number of New Securities such Purchaser desires to purchase (up to its pro rata share) if any other Purchasers choose not to exercise their rights pursuant to this Section 17.

               (c) In the event that Purchasers fail to exercise in full the right of first refusal within the ten (10) business day period specified above, the Company shall have one hundred eighty (180) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) the New Securities respecting which the rights of the Purchasers were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such one hundred eighty (180) day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Purchasers and in the manner provided above.

               (d) This right of first refusal is nonassignable except to any transferee to whom registration rights may be transferred pursuant to Section 15 of this Agreement.

        18. Company's Right of First Refusal on Stock Transfers.

               (a) Grant. The Company is hereby granted the right of first refusal (the "Transfer Right of First Refusal"), exercisable in connection with any proposed sale or other transfer of the Company's capital stock, other than transfers permitted by Paragraphs (a), (b), (e) and (h) of Section 10 of this Agreement, now or hereafter owned by any Holder (the "ROFR Shares"). For purposes of this Section 18, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for value of the ROFR Shares intended to be made by the Holder of such ROFR Shares.

               (b) Notice of Intended Disposition. In the event the Holder desires to accept a bona fide third-party offer for any or all of the ROFR Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of this Section 18 the "Target Shares"), the Holder shall promptly deliver to the Company written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price.

               (c) Exercise of Right.

                      (i) The Company (or its assignees) shall, for a period of ten (10) business days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Holder prior to the expiration of the ten (10) business day exercise period (the "Exercise Period"). The Company (or its assignee) shall effect the repurchase of the Target Shares, including payment of the purchase price therefor, not more than five (5) business days after delivery of the Exercise Notice. At such time the Holder shall deliver to the Company the certificates representing the Target Shares to be purchased, each certificate to be properly endorsed for transfer. The Target Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company's capital stock.

                      (ii) With respect to any repurchase of shares pursuant to this Section 18(c), should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or their assignees) exercising its Transfer Right of First Refusal shall have the right to pay the purchase price in the form of cash equal in amount of the value of such property. If the Holder and the Company cannot agree on such cash value within ten (10) business days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Holder and the Company, or, if they cannot agree on an appraiser within ten (10) business days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Holder and the Company. The closing shall then be held on the later of (i) the date of five (5) business days following delivery of the Exercise Notice or (ii) the date ten (10) business days after such cash valuation shall have been made.

               (d) Non-Exercise of Right. In the event an Exercise Notice is not given to the Holder within ten (10) business days following the date of the Company's receipt of the Disposition Notice, the Holder shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Transfer Right of First Refusal. In the event the Holder does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Transfer Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the holder of such Target Shares.

               (e) Partial Exercise or Right. In the event the Company (or its assignees) make a timely exercise of the Transfer Right of First Refusal with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the Holder shall (i) sell to the Company (or its assignees) the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 18(c), and (ii) sell or dispose of the remaining Target Shares to a third party purchaser in compliance with Section 18(d).

        19. Board Observation Rights. Until the six year anniversary of the First Closing Date (as defined in the Purchase Agreement), each of Gilbert Global Equity Partners, L.P. ("Gilbert") and AIG Asian Opportunity Fund, L.P. ("AIG") shall have the right to have a representative attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity (and, in that capacity, receive all notices, minutes and consents provided to the Company's Board of Directors), provided that such representatives (i) shall be reasonably acceptable to the Board of Directors, (ii) shall agree to be bound by the Company's insider trading compliance policies as currently existing and as may be modified from time to time, and (iii) shall execute a confidentiality agreement in form reasonably acceptable to the Company. Such representatives shall be entitled to consult with and advise management of the Company on significant business issues and to meet with management of the Company no more than once per fiscal quarter upon 30 days' notice to the Company. Notwithstanding anything to the contrary in this Section 19, at such time that either of (a) Gilbert and funds Affiliated with Gilbert, or (b) AIG and funds Affiliated with AIG, respectively, hold fewer than 1,250,000 Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar events), then the rights of such party to board observation rights shall irrevocably terminate.

        20. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of laws principles. The parties hereto agree to submit to the non-exclusive jurisdiction of the federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

        21. Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and, in the case of indemnification obligations set forth in Section 12, shall survive the termination of the other provisions of this Agreement.

        22. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that except as otherwise provided herein the rights of Purchasers shall not be assignable without the consent of the Company.

        23. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any provision of this Agreement may be amended, waived or modified only upon the written consent of (i) the Company and (ii) the holders of a majority of the outstanding shares of the Registrable Securities, acting together as a single class.

        24. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person by facsimile or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser's address set forth in Exhibit A to the Purchase Agreement, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other Holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to the Company's address and facsimile number set forth at the end of this Agreement and addressed to the attention of the Chief Financial Officer, or at such other address as the Company shall have furnished to the Purchasers (with a copy to Bruce M. McNamara, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; facsimile: (650) 493-6811).

        25. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

        26. Expenses. Except as otherwise provided herein, the Company, the Purchasers and the Holders shall each bear their own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

        27. Injunctive Relief. Each of the parties hereto acknowledges and agrees that it is impossible to measure in money the damages which will occur by reason of the failure of any other party hereto to perform its obligations set forth in this Agreement. Therefore, each of the parties hereto shall have the right to specific performance of such obligations, and if any party hereto shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the parties hereto hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

        28. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        29. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        30. Titles and Subtitles. The Titles and Subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        31. No Impairment. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of the Registrable Securities to include such Registrable Securities in a registration statement undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration.

        IN WITNESS WHEREOF, the undersigned have executed this Stockholder Rights Agreement as of the date set forth above.

                                    "COMPANY"

                                    AMKOR TECHNOLOGY, INC.



                                    By: /s/ Kenneth Joyce
                                       -----------------------------------------
                                       Kenneth T. Joyce, Chief Financial Officer

                                    Address: 1345 Enterprise Drive
                                             West Chester, PA 19380



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    "PURCHASERS"

                                    AIG ASIAN OPPORTUNITY FUND, L.P.



                                    By: /s/ Peter Yu
                                       -----------------------------------------
                                       Name: Peter Yu
                                       Title: Director

                                    Address: c/o Maples and Calder
                                             P.O. Box 309
                                             Ugland House, South Church Street
                                             Cayman Islands

                                    with a copy to:

                                    AIG Investment Corporation (Asia) Ltd.,
                                    31st Floor, NatWest Tower
                                    Times Square, 1 Matheson Street
                                    Hong Kong
                                    Telephone: 852-2143-1383
                                    Fax:       852-25061061
                                    Attention: Ms. Ada Tse



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    AIG ASIAN OPPORTUNITY PARALLEL FUND, C.V.



                                    By: /s/ Peter Yu
                                       -----------------------------------------
                                       Name: Peter Yu
                                       Title: Director

                                    Address: c/o Maples and Calder
                                             P.O. Box 309
                                             Ugland House, South Church Street
                                             Cayman Islands

                                    with a copy to:

                                    AIG Investment Corporation (Asia) Ltd.
                                    31st Floor, NatWest Tower
                                    Times Square, 1 Matheson Street
                                    Hong Kong
                                    Telephone: 852-2143-1383
                                    Fax:       852-25061061
                                    Attention: Ms. Ada Tse



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    AMERICAN INTERNATIONAL ASSURANCE
                                    COMPANY LIMITED



                                    By: /s/ Cesar Zalamea
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    Address:      1 Stubbs Road
                                                  Hong Kong
                                    Telephone:    852-2832-1200
                                    Fax:          852-2591-0678
                                    Attention:    Mr. Cesar Zalamea


                                    AIG GLOBAL EMERGING MARKETS FUND, L.L.C.



                                    By: /s/ Peter Yu
                                       -----------------------------------------
                                       Name: Peter Yu
                                       Title: Director

                                    Address:      c/o AIG Capital Partners Inc.
                                                  175 Water Street
                                                  New York, NY 10038
                                    Telephone:    (212) 458-2156
                                    Fax:          (212) 458-2153
                                    Attention:    Mr. Peter Yu



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    AIG GLOBAL EMERGING MARKETS PARALLEL
                                    FUND, L.P.



                                    By: /s/ Peter Yu
                                       -----------------------------------------
                                       Name:  Peter Yu
                                       Title:  Director

                                    Address:      c/o AIG Capital Partners Inc.
                                                  175 Water Street
                                                  New York, NY 10038
                                    Telephone:    (212) 458-2156
                                    Fax:          (212) 458-2153
                                    Attention:    Mr. Peter Yu



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    TEACHERS INSURANCE AND ANNUITY
                                    ASSOCIATION OF AMERICA



                                    By: /s/ Sheryl Schwartz
                                       -----------------------------------------
                                       Name: Sheryl Shwartz
                                       Title: Managing Director, Private
                                              Placements

                                    Address:     730 Third Avenue
                                                 4th Floor
                                                 New York, NY 10017
                                                 Attention:  Ms. Sheryl Schwartz
                                    Telephone:   (212) 956-5905
                                    Fax:         (212) 907-2454



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    GILBERT GLOBAL EQUITY PARTNERS, L.P.


                                    By: /s/ Eric Wei
                                       -----------------------------------------
                                       Eric H.C. Wei, Authorized Signatory

                                    Address:      c/o GGEP Investments, L.L.C.
                                                  785 Smith Ridge Road
                                                  New Canaan, CT 06846

                                    with copies to:

                                    Gilbert Global Equity Capital Asia, Ltd.
                                    1302 Bank of America Tower
                                    12 Harcourt Road
                                    Hong Kong
                                    Attention: Eric H.C. Wei
                                    Fax: 011-852-2970-0078

                                    and

                                    Mayer, Brown & Platt
                                    1675 Broadway
                                    New York, NY 10019
                                    Attention: Thomas M. Vitale
                                    Fax: (212) 262-1910



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    GILBERT GLOBAL EQUITY PARTNERS
                                    (BERMUDA), L.P.


                                    By: /s/ Eric Wei
                                       -----------------------------------------
                                       Eric H.C. Wei, Authorized Signatory

                                    Address:      Claredon House
                                                  2 Church Street
                                                  P.O. Box 666
                                                  Hamilton HM EX
                                                  BERMUDA

                                    with copies to:

                                    Gilbert Global Equity Capital Asia, Ltd.
                                    1302 Bank of America Tower
                                    12 Harcourt Road
                                    Hong Kong
                                    Attention: Eric H.C. Wei
                                    Fax: 011-852-2970-0078

                                    and

                                    Mayer, Brown & Platt
                                    1675 Broadway
                                    New York, NY 10019
                                    Attention: Thomas M. Vitale
                                    Fax: (212) 262-1910



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    GGEP-GECC EQUITY PARTNERS, L.P.


                                    By: /s/ Eric Wei
                                       -----------------------------------------
                                       Eric H.C. Wei, Authorized Signatory


                                    Address:      c/o GGEP Investments, L.L.C.
                                                  785 Smith Ridge Road
                                                  New Canaan, CT 06846

                                    with copies to:

                                    Gilbert Global Equity Capital Asia, Ltd.
                                    1302 Bank of America Tower
                                    12 Harcourt Road
                                    Hong Kong
                                    Attention: Eric H.C. Wei
                                    Fax: 011-852-2970-0078

                                    and

                                    Mayer, Brown & Platt
                                    1675 Broadway
                                    New York, NY 10019
                                    Attention: Thomas M. Vitale
                                    Fax: (212) 262-1910



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    INVESTOR (GUERNSEY) LIMITED



                                    By: /s/ David Jeffreys
                                       -----------------------------------------
                                       David Jeffreys, Managing Director

                                    Address:      c/o Abacus Financial Services
                                                  National Westminster House
                                                  Le Truchot, St. Peters Port
                                                  Guernsey (Channel Islands)
                                                  United Kingdom
                                    Fax:          44-1481-728-493


                                    By: /s/ Marc Hollander
                                       -----------------------------------------
                                       Marc Hollander, Managing Director

                                    Address:      c/o Abacus Financial Services
                                                  National Westminster House
                                                  Le Truchot, St. Peters Port
                                                  Guernsey (Channel Islands)
                                                  United Kingdom
                                    Fax:          31-205-77-66-09

                                    with copies to:

                                    Expibel B.V.
                                    World Trade Center
                                    Strawinskylaan 507, Tower A, Floor 5
                                    1077 XX, Amsterdam
                                    Attention: Marc Hollander
                                    Fax: 31-205-77-66-09

                                    and to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    13/F, Hong Kong Club Building
                                    Central, 3A Chater Road
                                    Hong Kong
                                    Attention: John E. Lange, Esq.
                                    Fax: 852-2536-9622



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    GLOBAL VENTURE TRADING LIMITED
                                    By: NOMITOR LIMITED


                                    By: /s/ Peter Brown
                                       -----------------------------------------
                                       Peter G. Brown, Director

                                    Address:      c/o Wilkinson & Grist
                                                  Prince's Building
                                                  6th Floor
                                                  Chater Road, Hong Kong
                                                  Attention: Ms. Rebecca Leung




                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    CJY INVESTMENT LIMITED


                                    By: /s/ Dean Park
                                       -----------------------------------------
                                       Name: Dean Park
                                       Title: President

                                    Address:      c/o Wilkinson & Grist
                                                  Prince's Building
                                                  6th Floor
                                                  Chater Road, Hong Kong
                                                  Attention: Ms. Rebecca Leung




                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    FAR EAST INVESTMENTS LIMITED



                                    By: /s/ Dean Park
                                       -----------------------------------------
                                       Name: Dean Park
                                       Title: President

                                    Address:      c/o Wilkinson & Grist
                                                  Prince's Building
                                                  6th Floor
                                                  Chater Road, Hong Kong
                                                  Attention: Ms. Rebecca Leung




                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    BELLWETHER INVESTMENT PTE LTD



                                    By: /s/ Ng Wai Meng
                                       -----------------------------------------
                                       Ng Wai Meng, Authorized Signatory

                                    Address:      250, North Bridge Road
                                                  #38-00 Raffles City Tower
                                                  Singapore 179101
                                                  SINGAPORE

                                    with copies to:

                                    GIC Special Investments Pte Ltd
                                    331, North Bridge Road
                                    #09-01/06 Odeon Towers
                                    Singapore 188720
                                    SINGAPORE
                                    Attention:    Ng Wai Meng
                                    Telephone:    (65) 330-6969
                                    Fax:          (65) 330-6891


                                    SCP PRIVATE EQUITY PARTNERS II, L.P.

                                    By: SCP PRIVATE EQUITY II GENERAL
                                        PARTNER, L.P.
                                        Its General partner

                                    By: SCP Private Equity II General Partner,
                                        LLC

                                    By: /s/ Winston Churchill
                                       -----------------------------------------
                                       Winston J. Churchill
                                       A Manager

                                    Address:    SCP Private Equity Partners II,
                                                L.P.
                                                435 Devon Park Drive
                                                Building 300
                                                Wayne, PA 19087
                                                Attention: Winston J. Churchill
                                    Telephone:  (610) 254-4170
                                    Fax:        (610) 975-9546



                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    DB Capital Investors, L.P.


                                    By: /s/ Steven K. Dollinger
                                       -----------------------------------------
                                       Steven K. Dollinger

                                    Address:      c/o DB Capital Partners
                                                  130 Liberty Street
                                                  25th Floor
                                                  New York, NY 10006
                                                  Attention:  Heide Silverstein




                [SIGNATURE PAGE TO STOCKHOLDER RIGHTS AGREEMENT]

                                    EXHIBIT A

                               ADOPTION AGREEMENT


        This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Transferee") pursuant to the terms of that certain Stockholder Rights Agreement dated as of ______, 2000 (the "Agreement") by and among Amkor Technology, Inc. (the "Company") and the Purchasers of the Company's Common Stock issued to the Purchasers pursuant to the Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

        1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the "Stock"), subject to the terms and conditions of the Agreement.

        2. Agreement. Transferee agrees that in connection with the acquisition of the Stock, Transferee shall be bound by and subject to the obligations of a Holder as set forth in the Agreement. Notwithstanding the foregoing, if Transferee is a limited partner of either of a Holder or an Affiliate of a Holder and received the Stock in a distribution from such Holder or Affiliate, Transferee shall not be bound by and subject to the terms of Section 11 of the Agreement.

        3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

        EXECUTED AND DATED this _____ day of _______________________, _____.

                                    TRANSFEREE:

                                    By:
                                       -----------------------------------------
                                       Name and Title

                                    Address:
                                            ------------------------------------
                                            ------------------------------------
                                    Fax
                                            ------------------------------------

Acknowledged:

AMKOR TECHNOLOGY, INC.

By:
   -----------------------------------
Title:
      --------------------------------